UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2009

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2009, Inhibitex, Inc. (the "Company") received written notice from The NASDAQ Stock Market ("NASDAQ") stating that for 30 consecutive business days the bid price for the Company's common stock has closed below the minimum $1.00 per share as required by Marketplace Rule 5550(a)(2) for continued listing on the NASDAQ Capital Market. This notification has no effect on the listing of the Company's common stock at this time.

The December 23, 2009 letter indicates that in accordance with Marketplace Rule 5810(c)(3)(A), the Company will regain compliance with the minimum bid requirement if at any time before June 21, 2010 (180 calendar days), the bid price of the Company's common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days.

In the event the Company does not regain compliance with the minimum bid price rule by June 21, 2010, NASDAQ will provide the Company with written notification that its common stock is subject to delisting from the NASDAQ Capital Market. At that time, pursuant to Marketplace Rule 5810(c)(3)(A), the Company will be eligible for an additional grace period of another 180 calendar days if it meets all initial listing requirements, with the exception of the bid price, for the NASDAQ Capital Market. Alternatively, the Company may appeal NASDAQ's determination to delist its common stock at that time.

A copy of the press release issued by the Company on December 28, 2009, regarding its notice of failure to satisfy one of NASDAQ's continued listing standards is attached to this current report as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description of Exhibits
________________________________________
99.1 Press Release dated December 28, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

December 28, 2009	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 28, 2009